Exhibit 10.2

STATEMENT OF CONDITIONS TO RIVERBOAT GAMING LICENSE OF

HARRAH’S STAR PARTNERSHIP

PNK DEVELOPMENT 8, LLC (“PNK 8”), PNK DEVELOPMENT 9, LLC (“PNK 9”), and PINNACLE ENTERTAINMENT, INC. (collectively “Transferee”) and HARRAH’S STAR PARTNERSHIP (“HSP”), PLAYERS RIVERBOAT MANAGEMENT, LLC, PLAYERS RIVERBOAT II, LLC and HARRAH’S OPERATING COMPANY, INC (“Harrah’s”) hereby expressly accept, agree and stipulate to the following conditions to the license of Harrah’s Star Partnership (“HSP” or “Licensee”) to conduct riverboat gaming operations, said license previously issued by the Louisiana State Police, Riverboat Gaming Division and renewed by its successor, the Louisiana Gaming Control Board. As part of the approval of the transfer of ownership interest in HSP, Licensee and Transferee hereby agree to the following as additional conditions on the HSP license:

1.	Within seventy-five (75) days of the approval of the transfer of interest, Licensee or Transferee shall submit for Board approval a detailed plan for rebuilding the operations of Licensee. The submission shall include:

a.	a description of the plan and design of the riverboat, docking facilities and amenities of the proposed operation which shall include architectural renderings and conceptual designs;

b.	a description of the proposed financing for the project which shall specify a minimum investment amount for the project and include all necessary supporting financial documents identifying the sources and uses of the financing;

c.	a timeline for the proposed project which shall include estimates on construction time of the riverboat, docking facility and amenities and estimates on reopening the facility for operation;

d.	a plan for the hiring of employees and achieving the goals set forth for employment and procurement in the existing Specific Economic and Procurement Conditions 6-10 for Licensee; and

e.	a description of the berth site, if it is one other than the Licensee’s existing berth site.

2.	If the berth site is one other than the existing berth site, within seventy-five (75) days of the approval of the transfer of interest, Licensee or Transferee shall submit for Board approval a Petition for Modification of Berth Site which shall include:

a.	all items described in Condition 1;

b.	a legal description of the proposed berth site and evidence of the legal right to use and operate on that berth site; and

c.	an economic impact study analyzing the relevant geographic gaming market and the impact of the proposed project on that market.

3.	To have any request for relief, extension of time or modification of a condition presented to the Louisiana Gaming Control Board (“LGCB”) for resolution by the LGCB in its sole and absolute discretion. Such request shall be in writing stating with specificity the need for the extension or modification and shall be filed with the LGCB at least seven (7) days prior to the Board meeting at which the request will be considered. Any written request for an extension of time must be filed with the LGCB and considered by the LGCB prior to the lapse of the time period sought to be extended.

4.	To report promptly in writing to the LGCB any failure to comply with these conditions.

5.	If the Licensee fails to make a timely submission or fails to request and receive an extension of time for any submission or makes an incomplete submission, the LGCB may issue a Notice of Failure to Comply to Licensee and afford Licensee, Harrah’s, PNK 8, PNK 9 and Pinnacle Entertainment, Inc. a thirty (30) calendar day opportunity to cure the default. Following the thirty (30) day cure period, if the LGCB determines, in its sole and absolute discretion, that the default has not been cured, then, ipso facto, and without any further action by the LGCB., any and all privileges to the License shall be deemed to be and will be surrendered. The Licensee shall execute any documents the LGCB deems appropriate and necessary to effectuate such surrender. In connection with any surrender, Licensee, Harrah’s Operating Company, PNK 8, PNK 9 and Pinnacle Entertainment, Inc expressly waive any right to seek relief from any state or United States court, including the Nineteenth Judicial District Court, pursuant to such court’s original jurisdiction.

6.	Any subsequent request for an approval of a transfer of interest in Licensee will not be approved by the LGCB unless the proposed transferee agrees, in writing, to all conditions set forth herein and demonstrates to the satisfaction of the LGCB the ability to satisfy all conditions.

7.	All reports or any request for relief or extension of time shall be signed and certified by an officer of Licensee or Pinnacle Entertainment, Inc. and delivered to:

a.	Louisiana Gaming Control Board, 9100 Bluebonnet Centre Blvd., Suite 500, Baton Rouge, LA 70809

b.	Louisiana State Police, Gaming Audit Division, Corporate Securities, 7919 Independence Blvd., A-17, Baton Rouge, LA 70806

c.	Louisiana State Police, Gaming Enforcement Division, 7919 Independence Blvd., A-21, Baton Rouge, LA 70806

d.	Office of the Attorney General, Gaming Division, 1885 North 3rd Street, Livingston Building, 5th Floor, Baton Rouge, LA 70802

These conditions supplement all existing conditions on the License which remain in full force and effect unless otherwise modified by the LGCB.

The foregoing Statement of Conditions to Riverboat Gaming of Harrah’s Star Partnership is hereby acknowledged and accepted and the parties, through their duly authorized representatives, agree to and are bound by the conditions as provided herein.

/s/ Anthony Sanfilippo		/s/ Wade W. Hundley
HARRAH’S STAR PARTNERSHIP		PINNACLE ENTERTAINMENT, INC.
by:	Players Riverboat Management, LLC Managing Partner
by:	Players Holding, LLC	/s/ Wade W. Hundley
	Sole Member	PNK DEVELOPMENT 8, LLC
by:	Players International, LLC	by:	Pinnacle Entertainment, Inc.
	Sole Member		its Sole Member
by:	Harrah’s Operating Company, Inc.
Sole Member
/s/ Wade W. Hundley
/s/ Anthony Sanfilippo		PNK DEVELOPMENT 9, LLC
HARRAH’S OPERATING COMPANY, INC		by:	Pinnacle Entertainment, Inc. its Sole Member